CONFIDENTIAL

MANAGEMENT AGREEMENT

This confidential Agreement (the "Agreement") is made as of October 18, 2023 by and between Medicus Pharma Ltd (MDCX), and Rbx Capital, LP, ("RBx").

BACKGROUND

A. MDCX is a clinical stage holding company trading on Toronto Stock Exchange (TSXV).

B. MDCX wishes to retain certain executives and logistic support to conduct its business.

C. RBx employs executives that can fulfill the need of MDCX and is in a position to provide the logistic support needed by MDCX to conduct its business.

D. MDCX desires to retain RBx and RBx is willing to be retained, in each case upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and the mutual agreements set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Engagement.  MDCX engages RBx, and RBx hereby accepts such engagement, to render services to MDCX as described herein:

2. Executive Services.  During the term of this Agreement, RBx shall provide to MDCX executives to serve in the following roles:

(a) Chief Executive Officer (Dr. Raza Bokhari)

(b) President (Carolyn Bonner)

(c) Chief of Staff/Secretary of the corporation (Maryann Adesso)

(d) Investor Relations & Communication. (Viktoria Slepeniuk)

(e) Bookkeeper (Mily Abrams)

(f) Administrative support (Anthony Topping)

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(g) IT Support (Brian Hawley)

3. Logistic & operational Supports: During the term of this agreement RBx shall provide to MDCX the following logistics support:

(a) Fully functional corporate offices and administrative assistance.

(b) Office equipment, which includes but is not limited to office furniture, computers and laptops, mobile phone devices, copiers, internet, audio & video equipment, etc.

4. Compensation. MDCX shall pay RBx a fee of $100,000 per month (which amount may be increased or decreased by the mutual agreement of the parties) in consideration of the Services provided hereunder during the term of this Agreement, payable on or before the 10th day of each month.

5. Expenses. MDCX shall pay or reimburse RBx for all reasonably necessary and usual business expenses incurred by RBx in connection with this Agreement. Such expenses shall include but are not limited to boarding, lodging, travel, automobiles, healthcare & related cost, meals and entertainment, conferences and seminars, etc.

6. Independent Contractor Status. The relationship of MDCX and RBX will be that of independent contractors.

7. Term and Termination.

(a) The term of this Agreement will commence on September 1, 2023 and will continue for a period of one year, unless terminated earlier by either party pursuant to the provisions hereof. The term of this Agreement may be extended upon the mutual written agreement of the parties.

(b) This Agreement is terminable by either party, with or without cause, upon 30 days' prior written notice to the other party.

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(c) Upon termination of this Agreement pursuant to the terms hereof, neither party shall have any further obligations hereunder, except obligations accruing prior to the date of termination, and as otherwise set forth herein.

8. Nondisclosure of Confidential Information. Except as is required by applicable law, neither party will disclose the existence of this Agreement, the terms hereof, or any non-public information concerning the other party that is learned in the course of acting pursuant to this Agreement, without the prior written consent of the other party. This Section 7 will survive the termination for any reason of this Agreement.

9. General. Neither RBx nor MDCX may assign or delegate any of his or its rights or obligations under this Agreement. No amendment of this Agreement will be binding unless in writing and signed by both parties. This Agreement is governed in all respects by the laws of the Commonwealth of Pennsylvania. This Agreement will be binding upon, and will inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs, executors, and administrators. This Agreement, including all Exhibits attached hereto, constitutes the entire understanding and agreement between the parties concerning the subject matter hereof. This Agreement may be executed in counterparts, each of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed and delivered this Agreement as of the date first written above.

MDCX:	/s/ James Quinlan
Medicus Pharma Ltd

RBx:	/s/ Maryann Adesso
RBx Capital LP